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                                                                      EXHIBIT 11



                           MONARCH DENTAL CORPORATION
                        COMPUTATION OF PER SHARE EARNINGS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                            THREE MONTHS ENDED JUNE 30,         SIX MONTHS ENDED JUNE 30,
                                                        ---------------------------------   ---------------------------------
                                                              2001              2000              2001              2000
                                                        ---------------   ---------------   ---------------   ---------------
Net income                                              $            91   $         1,219   $           492   $         2,680
                                                        ===============   ===============   ===============   ===============

Weighted average common shares outstanding                        2,160             2,141             2,160             2,140
Weighted average common equivalent shares outstanding                66                88                66                83
                                                        ---------------   ---------------   ---------------   ---------------
Weighted average common and common equivalent
   shares outstanding                                             2,226             2,229             2,226             2,223
                                                        ===============   ===============   ===============   ===============

NET INCOME PER COMMON SHARE:

Net income                                              $          0.04   $          0.57   $          0.23   $          1.25
                                                        ===============   ===============   ===============   ===============

NET INCOME PER SHARE - ASSUMING DILUTION:

Net income                                              $          0.04   $          0.55   $          0.22   $          1.21
                                                        ===============   ===============   ===============   ===============